                                                                    Exhibit 99.1

                                   EXHIBIT 1
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                       DISCLAIMER OF BENEFICIAL OWNERSHIP
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The undersigned disclaims beneficial ownership of the securities referred to in the Schedule 13G to which this exhibit is attached, and the filing of this Schedule 13G shall not be construed as an admission that the undersigned is, for the purpose of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, the beneficial owner of any securities covered by this Schedule 13G.


Date: April 9, 1997
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                      TRAVELERS GROUP INC.



                      By: /s/ Charles J. Gallo, Jr.
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                         Name:  Charles J. Gallo, Jr.
                         Title:   Assistant Controller